Exhibit 1

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D
______________________________

The undersigned hereby agree that the Amendment No. 4 to the statement on Schedule 13D to which this Agreement is annexed as Exhibit 1 is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 10, 2011

JEFFERIES CAPITAL PARTNERS IV LP
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC,
as Manager

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

JCP IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC,
as Managing Member

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

JEFFERIES CAPITAL PARTNERS LLC

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

/s/ Brian P. Friedman
Brian P. Friedman

/s/ James L. Luikart
James L. Luikart